UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20thStreet P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)		75261 (Zip Code)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      On January 24, 2005, the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division entered an order closing the Chapter 11 bankruptcy case of Kitty Hawk, Inc. (the “Company”) because the case had been fully administered.

      Starting on March 4, 2005, the Company began distributing 6,349,409 shares of common stock to its former general unsecured trade creditors (“Class 7 Creditors”) who had responded previously to the Company’s request for documentation related to the stock distribution.

      Currently, there are 650,591 shares of common stock still available for distribution to Class 7 Creditors who have not yet responded to the Company’s request or whom the Company has been unable to contact regarding the distribution due to insufficient contact information. Class 7 Creditors who have not yet provided the requested documentation to the Company or who have not received the Company’s request for documentation may contact:

     Kitty Hawk, Inc.
     P.O. Box 612787
     DFW International Airport, TX 75261
     Attention: Helen Manning
     (972) 456-2244

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
By:	/s/ Steven E. Markhoff
	Name:	Steven E. Markhoff
	Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

Date: March 8, 2005